                                                                 EXHIBIT 4(b)(1)


                   FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT
                                      RE:
                         CREDIT ACCEPTANCE CORPORATION
                      7.99% SENIOR NOTES DUE JULY 1, 2001


                                                   Dated as of December 12, 1997

To the Noteholders listed on Annex I hereto

Ladies and Gentlemen:

        Credit Acceptance Corporation, a Michigan corporation (together with its successors and assigns, the "Company"), hereby agrees with you as follows:

SECTION 1.      INTRODUCTORY MATTERS.

        1.1 DESCRIPTION OF OUTSTANDING NOTES. The Company currently has outstanding $57,500,000 in aggregate unpaid principal amount of its 7.99% Senior Notes due July 1, 2001 (the "Notes") which it issued pursuant to the separate Note Purchase Agreements, each dated as of August 1, 1996 (collectively, the "Agreement"), entered into by the Company with each of you, respectively. Terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

        1.2 PURPOSE OF AMENDMENT. The Company and you desire to amend the Agreement to modify various covenants in and add certain definitions to the Agreement.

SECTION 2.      AMENDMENT TO THE AGREEMENT.

        Pursuant to Section 10.5 of the Agreement, the Company hereby agrees with you that the Agreement shall be amended by this First Amendment to Note Purchase Agreement (the "First Amendment"), effective as of September 30, 1997, in the following respects:

        2.1     SECTION 6.1

                (A) The heading for Section 6.1 is hereby modified to read "Debt and Advances".

                (B) Paragraph (a) of Section 6.1 is hereby amended and restated in its entirety as follows:

                        "(A)    TOTAL DEBT. The Company will not at any time
                permit Consolidated Total Debt to exceed any of the following:

                                (i) two hundred seventy-five percent (275%) of Consolidated Tangible Net Worth;

                                (ii)    ninety percent (90%) of Advances; or

                                (iii)   sixty percent (60%) of Gross Current
                Installment Contract Receivables."

                (C) Section 6.1 is hereby further amended by adding, immediately after paragraph (e), the following:

                        "(F)    GROSS ADVANCES. The Company will not at any
                time permit Gross Advances to exceed sixty-five percent (65%) of Net Installment Contract Receivables."

        2.2 SECTION 6.2 Section 6.2 is hereby amended and restated in its entirety as follows:

                "The Company will not at any time permit the ratio of

                        (a) Consolidated Income Available for Fixed Charges for the period of four (4) consecutive fiscal quarters of the Company most recently ended at such time to

                        (b) Consolidated Fixed Charges for such period to be less than (i) 2.5 to 1.0 for any period of four fiscal quarters ended on or prior to September 30, 1997, (ii) 1.9 to
                1.0 for the four fiscal quarters ended December 31, 1997, (iii)
                1.7 to 1.0 for the four fiscal quarters ended March 31, 1998,
                (iv) 1.6 to 1.0 for the four fiscal quarters ended June 30, 1998, and (v) 2.0 to 1.0 for any four fiscal quarters ended on or after September 30, 1998."

        2.3     SECTION 9.1

                (A) The definition of "Consolidated Income Available for Fixed Charges" in Section 9.1 of the Agreement is hereby amended by adding immediately after clause (b) and before the final clause of such definition the following:

                "plus (c)    with respect to the periods ending September
                30, 1997, December 31, 1997, March 31, 1998 and June
                30, 1998, $30,000,000 representing the portion of the non-cash charge recorded by the Company during the period ended September 30, 1997 attributable to the present valuing of future cash flows consistent with Statement of Financial

                Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan","

                (B) The definition of "Net Dealer Holdbacks" in Section 9.1 of the Agreement is hereby amended by deleting the definitions of "Advances," "Charged-Off Advances," "Established Dealer" and "Trailing Twelve Months Payments" therefrom.

                (C) The following new definitions are added to Section 9.1 of the Agreement:

                        "ADVANCES means, at any time, the dollar amount
                of advances, as such amount would appear in the footnotes to the financial statements of the Company and the Restricted Subsidiaries prepared in accordance with GAAP (if such amount would not appear net of reserves, then net of any reserves established by the Company as an allowance for credit losses related to such advances not expected to be recovered), provided that Advances shall not include Charged-Off Advances to the extent that such Charged-Off Advances exceed the portion of the Company"s allowance for credit losses related to reserves against advances not expected to be recovered as such allowance would appear in the footnotes to the financial statements of the Company and the Restricted Subsidiaries prepared in accordance with GAAP and provided further, that Advances shall not include Excess New Dealer
                Advances."

                        "CHARGED-OFF ADVANCES means, with respect to an
                Established Dealer, at any time, the dollar amount of the advance balance related to the pool of installment contract receivables of such Established Dealer which exceeds the Trailing Twelve Months Payments for such pool multiplied by three (3)."

                        "ESTABLISHED DEALER means, at any time, a dealer
                that has participated in the Company"s program of financing and collecting installment contract receivables for the immediately preceding period of twelve (12) consecutive complete calendar months and has an advance balance in excess of Ten Thousand
                Dollars ($10,000) at such time."

                        "EXCESS NEW DEALER ADVANCES means, at any time,
                the aggregate amount of advances to New Dealers to the extent such amount exceeds 10% of Gross Advances."

                        "GROSS ADVANCES means, as of any applicable date
                of determination, the dollar amount of Advances
                (without giving effect to the last proviso to the definition of such term), plus any reserves established by the Company as an allowance for credit losses related to such advances not expected to be recovered, plus Charged-Off Advances to the extent Charged-Off Advances exceed the amount of such reserves."

                        "GROSS CURRENT INSTALLMENT CONTRACT RECEIVABLES
                means, as of any applicable date of determination, the aggregate amount of Net Installment Contract Receivables, plus unearned finance charges, plus allowance for credit losses, minus the amount of such receivables which can be classified as being on "non-accrual" under the "90 days measured on a recency basis" method."

                        "INVESTMENT GRADE RATING means a rating of at
                least, but not lower than:

                (i)     "Baa3" by Moody's Investors Service, Inc.,

                (ii)    "BBB-" by Standard & Poor's Ratings Group,

                (iii) a category "1" or category "2" designation from the National Association of Insurance Commissioners, and

                (iv)    "BBB-" by Fitch Investors Services, Inc."

                        "NEW DEALER means, at any time, a dealer who
                participates in the Company"s program of financing and collecting installment contract receivables, whose oldest pool of installment contracts held by the Company is dated as of a date which is not more than six months prior to such time and who has an advance balance in excess of ten thousand dollars ($10,000) at such time."

                        "RESTRICTED PAYMENT means (x) any dividend or
                other distribution, direct or indirect and whether payable in cash or property, on account of any capital stock or other equity interest of the Company or any of its Restricted Subsidiaries and (y) any redemption, retirement, purchase, or other acquisition, direct or indirect, of any capital stock or other equity interests of the Company or any of its Restricted Subsidiaries now or hereafter outstanding, or of any warrants, rights or options to acquire any such capital stock or other equity interests or any securities convertible into such capital stock or other equity interests, except to the extent that any such dividend or distribution, or any such redemption, retirement, purchase or other acquisition (i) is payable to the Company or any of its Restricted Subsidiaries or (ii) is payable solely in capital stock or other equity interests of the Company or any such Restricted Subsidiary."

                        "TRAILING TWELVE MONTHS PAYMENTS means, at any
                time, the gross amount of payments on installment contract receivables received by the Company for the account of an Established Dealer during the immediately preceding period of twelve (12) consecutive complete calendar months."

        2.4     INTEREST RATE APPLICABLE TO NOTES.

                (A) Notwithstanding anything to the contrary set forth in the Agreement or in the Notes, the interest rate applicable to the Notes shall be 8.49% per annum effective as of October 23, 1997; provided, however, that such interest rate shall be 7.99% per annum effective as of the first date that at least two of the following four organizations shall have assigned an Investment Grade Rating to the Company, the Notes or any other senior unsecured debt obligation of the Company: Moody's Investors Service, Inc., Standard & Poor's Ratings Group, the National Association of Insurance Commissioners (the "NAIC"), or Fitch Investors Services, Inc.

                (B) The signatories hereto specifically acknowledge that the NAIC is not in any way a rating agency with functions such as those performed by Moody's Investors Service, Inc., Standard & Poor's Ratings Group, or Fitch Investors Services, Inc. Further, the signatories hereto specifically acknowledge that any rating given to the Notes by the NAIC is not to be interpreted as an expression by the NAIC with respect to the suitability of an investment in the Notes or the likelihood of any payment in respect thereof.
In addition, the signatories hereto specifically affirm that the holders of the Notes will not obtain any benefit from satisfaction of the condition set forth in the proviso to Section 2.4(a) or in Section 2.5.

        2.5     RESTRICTED PAYMENTS.    The Company shall not, and shall not
permit any Restricted Subsidiary to, directly or indirectly, declare, make, set apart any funds or other property for, or incur any liability to make any Restricted Payment unless, at the time of such action, at least two of the following four organizations shall have assigned an Investment Grade Rating to the Company, the Notes or any other senior unsecured debt obligation of the
Company: Moody's Investors Service, Inc., Standard & Poor's Ratings Group, the NAIC, or Fitch Investors Services, Inc.

        2.6     ADVERSE ACTION.    If the NAIC makes specific reference to this
First Amendment and states that it will withdraw any rating or designation of the Notes, or will take any other action adverse to any one or more of the holders of the Notes, as a result of the agreement set forth in Section 2.4(a) or in Section 2.5, the parties hereto hereby agree that (x) the proviso to
Section 2.4(a) and Section 2.5 shall, in lieu of the requirement set forth therein, be deemed to require an Investment Grade Rating from at least two of the following three organizations: Moody's Investors Service, Inc., Standard & Poor's Ratings Group, or Fitch Investors Services, Inc. and (y) clause (iii) of the definition of "Investment Grade Rating" shall be deemed to have been deleted. Such changes shall take effect upon delivery of written notice to the Company by the Required Holders referring to such proposed withdrawal or other action and stating that the condition set forth in this Section 2.6 has occurred.

SECTION 3. MISCELLANEOUS

        3.1     COUNTERPARTS.    This First Amendment may be executed in any
number of counterparts, each executed counterpart constituting an original, but all together only one First Amendment.

        3.2     HEADINGS.    The headings of the sections of this First
Amendment are for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

        3.3     GOVERNING LAW.    This First Amendment shall be governed by and
construed in accordance with the internal laws of the State of Connecticut.

        3.4     EFFECT OF AMENDMENT.    Except as expressly provided herein
(a) no other terms and provisions of the Agreement shall be modified or changed by this Amendment and (b) the terms and provisions of the Agreement, as amended by this First Amendment, shall continue in full force and effect. The Company hereby acknowledges and reaffirms all of its obligations and duties under the Agreement as modified by this First Amendment and under the Notes issued thereunder.

        3.5     REFERENCES TO THE AGREEMENT.    Any and all notices, requests,
certificates and other instruments executed and delivered concurrently with or after the execution of the First Amendment may refer to the Agreement without making specific reference to this First Amendment but nevertheless all such references shall be deemed to include, to the extent applicable, this First Amendment unless the context shall otherwise require.

        3.6     COMPLIANCE.    The Company certifies that immediately before
and after giving effect to this First Amendment, no Default or Event of Default exists or would exist after giving effect hereto.

        3.7     FEE.    In consideration of the amendment set forth herein, the
Company agrees to pay, promptly following the execution hereof, to each holder of a Note a fee in an amount equal to 0.05% of the outstanding principal amount of each Note held by such holder as of the date hereof.

        3.8     EFFECTIVENESS.    This First Amendment shall become effective
(retroactive to September 30, 1997) at the time the Second Amendment to the Credit Agreement becomes effective, provided that such effectiveness shall occur on or before December 31, 1997.

        3.9     AMENDMENT TO CREDIT AGREEMENT.    The Company represents that
the Second Amendment to the Credit Agreement is in the form attached as Exhibit A hereto.


     [Remainder of page intentionally blank.  Next page is signature page.]

ACCEPTED:                               CONNECTICUT GENERAL LIFE INSURANCE
                                        COMPANY
                                        By Cigna Investments, Inc.

                                        By /S/ James F. Coggins, Jr.
                                           ------------------------------------
                                                Name: James F. Coggins, Jr.
                                                Title: Managing Director


                                        CONNECTICUT GENERAL LIFE INSURANCE
                                        COMPANY
                                        On behalf of one ore more separate
                                        accounts
                                        By Cigna Investments, Inc.

                                        By /S/ James F. Coggins, Jr.
                                           ------------------------------------
                                                Name: James F. Coggins, Jr.
                                                Title: Managing Director





















  [Signature Page to First Amendment to Note Purchase Agreement in respect of
     7.99% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:                               NATIONWIDE LIFE INSURANCE COMPANY

                                        By /S/ Edwin P. McCausland, Jr.
                                           ------------------------------------
                                                Name:Edwin P. McCausland, Jr.
                                                Title: Vice President
                                                       Fixed-Income Securities






















  [Signature Page to First Amendment to Note Purchase Agreement in respect of
     7.99% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:                               PHOENIX HOME LIFE MUTUAL INSURANCE
                                        COMPANY
                                        By Phoenix Investment Counsel, Inc.


                                        By /S/ Rosemary T. Strekel
                                           ------------------------------------
                                                Name: Rosemary T. Strekel
                                                Title: Senior Vice President
























  [Signature Page to First Amendment to Note Purchase Agreement in respect of
     7.99% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:                               AID ASSOCIATION FOR LUTHERANS


                                        By /S/ James Abitz
                                           ------------------------------------
                                                Name: James Abitz
                                                Title: Vice President -
                                                       Investments

                                        By /S/ R. Jerry Scheel
                                           ------------------------------------
                                                Name: R. Jerry Scheel
                                                Title: Second Vice President -
                                                       Securities





















  [Signature Page to First Amendment to Note Purchase Agreement in respect of
     7.99% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:                               SECURITY BENEFIT LIFE INSURANCE
                                        COMPANY


                                        By /S/ Steven M. Bowser
                                           ------------------------------------
                                                Name: Steven M. Bowser
                                                Title: Second VP - Portfolio
                                                       Manager
























  [Signature Page to First Amendment to Note Purchase Agreement in respect of
     7.99% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:                               COMBINED INSURANCE COMPANY OF
                                        AMERICA
                                        BY: AON ADVISORS, INC.

                                        By /S/ Keith Lemmer
                                           ------------------------------------
                                                Name: Keith Lemmer
                                                Title: Senior Portfolio Manager
























  [Signature Page to First Amendment to Note Purchase Agreement in respect of
     7.99% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:                               PAN AMERICAN LIFE INSURANCE
                                        COMPANY


                                        By /S/ F. Anderson Stone
                                           ------------------------------------
                                                Name: F. Anderson Stone
                                                Title: Vice President Corporate
                                                       Securities
























  [Signature Page to First Amendment to Note Purchase Agreement in respect of
     7.99% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:                               ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR CENTRAL
                                        STATES HEALTH & LIFE COMPANY OF
                                        OMAHA

                                        By /S/ Kathy Lange
                                           ------------------------------------
                                                Name: Kathy R. Lange
                                                Title: Portfolio Manager

                                        ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR THE CHARLES
                                        SCHWAB TRUST COMPANY FBO GUARANTY
                                        INCOME LIFE INSURANCE COMPANY

                                        By /S/ Kathy Lange
                                           ------------------------------------
                                                Name: Kathy R. Lange
                                                Title: Portfolio Manager

                                        ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR AMERICAN
                                        COMMUNITY MUTUAL INSURANCE

                                        By /S/ Kathy Lange
                                           ------------------------------------
                                                Name: Kathy R. Lange
                                                Title: Portfolio Manager

                                        ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR CENTRAL RE
                                        CORP. & PHOENIX

                                        By /S/ Kathy Lange
                                           ------------------------------------
                                                Name: Kathy R. Lange
                                                Title: Portfolio Manager






  [Signature Page to First Amendment to Note Purchase Agreement in respect of
     7.99% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:                               ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR LONE STAR
                                        LIFE INSURANCE COMPANY

                                        By /S/ Kathy Lange
                                           ------------------------------------
                                                Name: Kathy R. Lange
                                                Title: Portfolio Manager

                                        ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR OZARK
                                        NATIONAL LIFE INSURANCE COMPANY

                                        By /S/ Kathy Lange
                                           ------------------------------------
                                                Name: Kathy R. Lange
                                                Title: Portfolio Manager

                                        ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR CSA
                                        FRATERNAL LIFE

                                        By /S/ Kathy Lange
                                           ------------------------------------
                                                Name: Kathy R. Lange
                                                Title: Portfolio Manager


                                        ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR KANAWHA
                                        INSURANCE COMPANY

                                        By /S/ Kathy Lange
                                           ------------------------------------
                                                Name: Kathy R. Lange
                                                Title: Portfolio Manager






  [Signature Page to First Amendment to Note Purchase Agreement in respect of
     7.99% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:                               ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR OLD GUARD
                                        MUTUAL INSURANCE COMPANY

                                        By /S/ Kathy Lange
                                           ------------------------------------
                                                Name: Kathy R. Lange
                                                Title: Portfolio Manager































  [Signature Page to First Amendment to Note Purchase Agreement in respect of
     7.99% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:                               MASSACHUSETTS MUTUAL LIFE
                                        INSURANCE COMPANY

                                        By /S/ Richard E. Spencer II
                                           ------------------------------------
                                                Name: Richard E. Spencer
                                                Title: Managing Director


                                        CM LIFE INSURANCE COMPANY

                                        By /S/ Thomas Li
                                           ------------------------------------
                                                Name: Thomas Li
                                                Title: Managing Director



























   Signature Page to First Amendment to Note Purchase Agreement in respect of
     7.99% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]